Exhibit 10.1

ASSERTIO THERAPEUTICS, INC.
FORM OF CONVERTIBLE NOTES EXCHANGE AGREEMENT

August 8, 2019

(the “Undersigned”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (“Accounts”) for whom the Undersigned holds contractual and investment authority (each Account, as well as the Undersigned if it is exchanging Outstanding Notes (as defined below) hereunder, a “Holder”), enters into this Exchange Agreement (the “Agreement”) with Assertio Therapeutics, Inc., formerly known as Depomed, Inc. (the “Company”), as of the date first written above whereby the Holders will exchange for each $1,000 principal amount of the Exchanged Notes (as defined below) (a) $600 principal amount of the Company’s new 5.00% Convertible Senior Notes due August 15, 2024 (the “New Notes”) that will be issued pursuant to the provisions of a base indenture dated as of September 9, 2014, as supplemented by a second supplemental indenture dated August 14, 2018 and a third supplemental indenture to be dated as of the Closing Date (the “Third Supplemental Indenture” and together with the base indenture, the second supplemental indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), (b) a cash payment equal to $150 plus accrued but unpaid interest on the Exchanged Notes to but excluding the Closing Date (as defined below) and (c) a number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to $ 200 divided by the Reference Price (as defined below).

On and subject to the terms hereof, the parties hereto agree as follows:

ARTICLE I
EXCHANGE OF NOTES

Section 1.1 Exchange.  Upon and subject to the terms set forth in this Agreement, at the Closing (as defined herein), the Undersigned hereby agrees to cause each Holder to deliver to the Company the aggregate principal amount of the Company’s outstanding 2.50% Convertible Senior Notes due 2021 (the “Outstanding Notes”) specified on Exhibit A under the heading “Exchanged Notes” in exchange for, and the Company hereby agrees to issue to each Holder, the aggregate principal amount of New Notes specified on Exhibit A under the heading “Holder New Notes,” the aggregate cash payment (including for accrued but unpaid interest on the Exchanged Notes to but excluding the Closing Date) specified on Exhibit A under the heading “Holder Cash Payment” and the aggregate number of shares  (such shares, the “Holder New Shares”) of Common Stock calculated by dividing the dollar amount specified on Exhibit A under the heading “Holder New Shares Value” by the Reference Price. The term “Reference Price” means 90% of the closing price (as reflected on Nasdaq.com) of the Common Stock on the date of this Agreement. The terms “Exchanged Notes,” “Holder New Notes,” “Holder Cash Payment” and “Holder New Shares Value” as used herein with respect to each Holder mean the amounts specified on Exhibit A for such Holder. The transactions contemplated by this Agreement, including the issuance, delivery and acceptance of the Holder New Notes, the Holder Cash Payment and the Holder New Shares and the exchange and sale of the Exchanged Notes are collectively referred to herein as the “Transactions.”

Section 1.2 Closing.  Subject to the satisfaction (or waiver by the applicable parties) of the conditions set forth in Section 4.1 below, the closing of the Transactions (the “Closing”)

shall occur on August 13, 2019 or such other date as the parties may agree (the “Closing Date”).  At the Closing, (a) each Holder shall deliver or cause to be delivered to the Company all right, title and interest in and to its Exchanged Notes as specified on Exhibit A hereto, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), together with any documents of conveyance or transfer that the Company may deem necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Exchanged Notes, free and clear of any Liens and (b) the Company shall deliver to each Holder confirmation of the execution and delivery of the Third Supplemental Indenture and the aggregate principal amount of Holder New Notes, the Holder Cash Payment and the number of Holder New Shares, as specified on Exhibit A hereto, free and clear of all Liens; provided, that the parties acknowledge that the delivery of the Holder New Notes and Holder New Shares (and therefore the Holder Cash Payment) may be delayed due to procedures and mechanics within the system of The Depository Trust Company or the Nasdaq Stock Market (including the procedures and mechanics regarding the listing of the Conversion Shares (as defined below) on such exchange) or other events beyond the Company’s control and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes representing the New Notes and one or more global certificates representing the Holder New Shares and (ii) such delay is no longer than five business days.  For the avoidance of doubt, in the event of any delay in the Closing pursuant to the prior sentence the Holders shall not be required to deliver the Exchanged Notes until the Closing occurs.  The cancellation of the Exchanged Notes and the delivery of the Holder New Notes and Holder New Shares shall be effected via DWAC, and the Holder Cash Payment will be made by wire transfer, in each case pursuant to the instructions provided by the Undersigned set forth in Exhibit C hereto, which the Undersigned agrees to provide no later than the business day immediately following the date of this Agreement.

ARTICLE II
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder (and where specified below, the Undersigned) hereby covenants as follows, and makes the following representations and warranties (severally and not jointly), each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and SunTrust Robinson Humphrey, Inc. (“SunTrust”), and all such covenants, representations and warranties shall survive the Closing; provided, however, that any representation and warranty in this Article II that speaks of a specified date shall be true and correct as of that date only.

Section 2.1 Power and Authorization.  Each of the Undersigned and each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transactions.  If the Undersigned is executing this Agreement on behalf of Accounts, (a) the Undersigned has all requisite discretionary and contractual authority to enter into this Agreement on behalf of, and bind, each Account listed as a Holder on Exhibit A, (b) Exhibit A hereto is a true, correct and complete list of (i) the name of each Account and (ii) the principal amount of such Account’s Outstanding Notes and (c) the Undersigned agrees with the amount of  the principal amount of Holder New

Notes, the amount of the Holder Cash Payment and the calculation of the number of Holder New Shares to be issued to such Account in respect of its Exchanged Notes.

Section 2.2 Valid and Enforceable Agreement; No Violations.  This Agreement has been duly executed and delivered by the Undersigned and constitutes a legal, valid and binding obligation of the Undersigned and each Holder, enforceable against the Undersigned and each Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).  The execution and delivery of this Agreement and consummation of the Transactions will not violate, conflict with or result in a breach of or default under (i) the Undersigned’s or the applicable Holder’s organizational documents (or any similar documents governing each Account), (ii) any agreement or instrument to which the Undersigned or the applicable Holder is a party or by which the Undersigned or the applicable Holder or any of their respective assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Undersigned or the applicable Holder, except in the case of clauses (ii) or (iii), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to affect the each Holder’s ability to consummate the Transactions in any material respect.

Section 2.3 Title to the Exchanged Notes.  (a) Each Holder is (as of the date of this Agreement) the sole beneficial owner, and will be (as of the Closing) the sole legal and beneficial owner of the Exchanged Notes set forth opposite its name on Exhibit A hereto; (b) the Holder has good, valid and marketable title to its Exchanged Notes, free and clear of any Liens (other than pledges or security interests that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker); (c) no Holder has, in whole or in part, except as described in the preceding clause (b), (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Exchanged Notes or its rights, title or interest in and to its Exchanged Notes or (ii) given any person or entity (other than the Undersigned) any transfer order, power of attorney or other authority of any nature whatsoever with respect to its Exchanged Notes; and (d) upon the Holder’s delivery of its Exchanged Notes to the Company pursuant to the Transactions, such Exchanged Notes shall be free and clear of all Liens created by the Holder or any other person acting for the Holder.

Section 2.4 Institutional Accredited Investor or Qualified Institutional Buyer.  Each Holder is either: (a) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) or (b) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.  Each Holder is acquiring the Holder New Notes and Holder New Shares solely for its own respective account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Holder New Notes and Holder New Shares in a manner that would violate the registration requirements of the Securities Act.

Section 2.5 No Affiliates.  Each of the Holders is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or other “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the

Company.  To each Holder’s knowledge, such Holder did not acquire the Exchanged Notes, directly or indirectly, from an Affiliate of the Company.

Section 2.6 No Illegal Transactions.  Each of the Undersigned and each Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any of the Anticipated Disclosure (as defined in Section 2.7 below), engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Undersigned was first contacted in the last week of July 2019 by either the Company, SunTrust or any other person regarding the Transactions, this Agreement or an investment in the New Notes or the Common Stock or the Company.  Each of the Undersigned and the Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any of the Anticipated Disclosure or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the first to occur of (i) the time the Anticipated Disclosure is publicly disclosed  or (ii) the time mandated for disclosure pursuant to Section 3.6 (the first of such times the “Restriction Termination Time”).  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.  Solely for purposes of this Section 2.6, subject to the Undersigned’s and each Holder’s compliance with their respective obligations under the U.S. federal securities laws and the Undersigned’s and the Holder’s respective internal policies, (a) “Undersigned” and “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Undersigned or the applicable Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Undersigned’s or such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Transactions), and (b) the foregoing representations and covenants of this Section 2.6 shall not apply to any transaction by or on behalf of an Account that was effected without the advice or participation of, or such Account’s receipt of information regarding the Anticipated Disclosure provided by, the Undersigned or the applicable Holder.

Section 2.7 Adequate Information; No Reliance.  The Undersigned is a registered investment advisor with the Securities and Exchange Commission (the “SEC”) acting on behalf of itself and the Accounts that are Holders who are its investment advisor clients.  The Undersigned acknowledges and agrees on behalf of itself and each Holder that (a) the Undersigned has been furnished with all materials it considers relevant to making an investment decision to enter into the Transactions and has had the opportunity to review (i) the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, and (ii) a draft press release or form of Current Report on Form 8-K disclosing material terms of the Transactions (the “Anticipated Disclosure”), the substance of which will be publicly issued or filed or furnished with the SEC in accordance with Section 3.6 below, and (b) the Undersigned has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Transactions, (c) the Undersigned and each Holder have had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Transactions and to make an informed investment decision with respect to such Transactions, (d) each Holder has evaluated the tax and other consequences of the Transactions and ownership of the Holder New Notes and the Holder New Shares and the receipt of the Cash Payment with its tax, accounting or legal advisors, including, if applicable, the consequences to the Holder of the issuance of the Holder New Notes with significant original issue discount for U.S. Federal income tax purposes, (e) neither the Company nor SunTrust is acting as a fiduciary or financial or investment advisor to the Undersigned or any Holder and (f) neither the Undersigned nor any Holder is relying, and none have relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company, SunTrust or any of their respective Affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act, (ii) the Anticipated Disclosure and (iii) the representations and warranties made by the Company in this Agreement.  Each of the Undersigned and each Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the New Notes and the Common Stock; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the New Notes and the Common Stock involves a high degree of risk.  Each of the Undersigned and each Holder had a sufficient amount of time to consider whether to participate in the Transactions, and neither the Company nor SunTust, nor any of their respective affiliates or agents, has placed any pressure on the Undersigned of and Holder to respond to the opportunity to participate in the Transactions.

Section 2.8 No Public Market.  The Undersigned acknowledges and agrees on behalf of itself and each Holder that no public market exists for the New Notes, and that there is no assurance that a public market will ever develop for the New Notes.

Section 2.9                                   Taxpayer Information.  The Undersigned agrees that it will obtain from each Holder and deliver to the Company a complete and accurate IRS Form W-9 or IRS Form W-8BEN, W-8BEN E or W-8ECI, as appropriate.

Section 2.10                            Further Action.  The Undersigned and each Holder agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or Trustee to be necessary or desirable to complete the Transactions.

Section 2.11.  Financial Advisor.  The Undersigned acknowledges that it and each Holder understands that the Company intends to pay SunTrust a fee in respect of the Transactions.

ARTICLE III
COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Holders and SunTrust, and all such covenants, representations and warranties shall survive the Closing; provided, however, that any representation and warranty in this Article III that speaks of a specified date shall be true and correct as of that date only.

Section 3.1 Power and Authorization.  The Company has been duly incorporated and is validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement and the Indenture, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Assuming the accuracy of each Holder’s representations and warranties hereunder, no consent, approval, order or authorization of, or registration, declaration or filing or qualification with any governmental entity is required on the part of the Company in connection with the execution, delivery and performance by it of this Agreement and the Indenture and the consummation by the Company of the Transactions, except as may be required under any state or federal securities laws or that may be obtained after the Closing without penalty or such that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial position or results of operations of the Company and its subsidiaries, taken as a whole, or affect the Company’s ability to execute, deliver and perform this Agreement and the Indenture and to consummate the Transactions in any material respect.

Section 3.2 Valid and Enforceable Agreements; No Violations.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  At the Closing, the Third Supplemental Indenture in the form attached hereto as Exhibit B will have been duly executed and delivered by the Company.  The Indenture will govern the terms of the New Notes (including the terms under which the Conversion Shares will be issued), and the Indenture, upon execution of the Third Supplemental Indenture, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions.  This Agreement, the Indenture and consummation of the Transactions will not violate, conflict with, require consent under or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of their respective assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company, except in the case of clauses (b) or (c), where such violations, conflicts, breaches or defaults would not, individually or in the aggregate, reasonably be expected to be adverse in any material respect on (i) the financial position or results of operations of the Company and its subsidiaries, taken as a whole or (ii) the Company’s ability to consummate the Transactions in any material respect.

Section 3.3 Validity of the Holder New Notes and Holder New Shares.  The Holder New Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the applicable Holder pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Holder New Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the Enforceability Exceptions, and the Holder New Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights.  Upon issuance pursuant to the Transactions against delivery of the Exchanged Notes therefor in accordance with the terms of this Agreement, the Holder New Shares will be duly authorized, validly issued, fully paid and non-assessable, and the issuance of such Holder New Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.  Assuming the accuracy of each Holder’s representations and warranties hereunder, the Holder New Notes, the and the Holder New Shares (a) will be issued in the Transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, (b) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Holder New Notes, and the Holder New Shares and (c) will be issued free and clear of all Liens created by the Company or any other person acting for the Company.  The Holder New Shares will be issued in CUSIP No. 04545L107.  Assuming the accuracy of each Holder’s representations and warranties hereunder, the Holder New Notes and Holder New Shares will, at the Closing, be free of any restrictions on resale by such Holder including pursuant to Rule 144 promulgated under the Securities Act and will be issued without any legends or other notations restricting free transferability.  For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Holder New Notes and Holder New Shares may be tacked onto the holding period of the Exchanged Notes and the Company agrees not to take a position contrary thereto.

Section 3.4 Validity of Conversion Shares.  The Holder New Notes will at the Closing be convertible into cash, Conversion Shares, or a combination thereof, solely at the election of the Company in accordance with, and subject to the terms of, the terms of the Indenture.  Upon execution and delivery of the Third Supplemental Indenture by the Company, the Conversion Shares initially issuable upon conversion of the New Notes (assuming the Company elects to physically settle the New Notes upon conversion and the maximum conversion rate under any make-whole adjustment applies) shall have been duly authorized and reserved by the Company for issuance upon conversion of the Holder New Notes, When issued upon conversion of the Holder New Notes in accordance with the terms of the Holder New Notes and the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.  Assuming the accuracy of each Holder’s representations and warranties hereunder, when issued upon conversion of the Holder New Notes in accordance with the terms of the Holder New Notes and the Indenture, the Conversion Shares, (a) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Conversion Shares, (b) will be issued free and clear of all Liens created by the Company or any other person acting for the Company, and (c) will be free of any restrictions on resale by such Holder including pursuant to Rule 144 promulgated under the Securities Act and will be issued without any legends or other notations restricting free transferability.  For the purposes of Rule 144 promulgated under the Securities Act, the Company acknowledges that, assuming the accuracy of each Holder’s representations and warranties hereunder, the holding period of the Conversion Shares may be tacked onto the holding period of the Exchanged Notes and the Holder New Notes and the Company agrees not to take a position contrary thereto.

Section 3.5 Listing Approval.  At the Closing, the Holder New Shares and the Conversion Shares listed on the Nasdaq Stock Market.

Section 3.6 Disclosure.  On or before the open of trading on the Nasdaq Stock Market on the first business day following the date of this Agreement, the Company shall issue a publicly available press release or file with the SEC a Current Report on Form 8-K disclosing all Anticipated Disclosure (to the extent not previously publicly disclosed).  Without the prior written consent of the Undersigned, the Company shall not disclose the name of the Undersigned or any Holder in any filing or announcement, unless such disclosure is required by applicable law, rule, regulation or legal process based on advice of counsel.  That certain over-the-wall email from SunTrust sent to the Undersigned prior to discussion of the Transactions shall be of no further force or effect after the Restriction Termination Time.

Section 3.7 No Litigation.  There is no action, lawsuit, arbitration, claim or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would reasonably be expected to impede the consummation of the Transactions contemplated hereby or, except for litigation or other proceedings of the nature disclosed in the Company’s filings and submissions with the SEC, that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

Section 3.8. Other Exchange Transactions.  The Company may at any time (whether before, simultaneously with or after the Closing) issue New Notes, cash or shares of Common Stock to one or more other holders of Outstanding Notes or to other investors, subject to the terms of the Indenture, subject to the following limitations: (i) not more than $200 million of New Notes will be outstanding as of the Closing Date; (ii) the Company will not enter into any other exchange transactions with respect to Outstanding Notes from immediately after the time of announcement of the Transactions until the date that is 14 days following the date of this Agreement (the “Standstill Period”) and (iii) from end of the Standstill Period until the date that is 180 days after the date of this Agreement, the Company will not exchange any Outstanding Notes for New Notes, cash or shares of Common Stock (a “Subject Exchange Transaction”) if (x) the total consideration in the form of cash and/or New Notes for such Subject Exchange Transaction would exceed $750 per $1,000 principal amount of Outstanding Notes or (y) cash consideration for such Subject Exchange Transaction would exceed $150 per $1,000 principal amount of Outstanding Notes. For the avoidance of doubt, (A) any other exchange transactions entered into as of the date hereof are not subject to the Standstill Period and (B) clause (iii) of the foregoing sentence shall not be construed to limit the total consideration paid or impose any cap on any premium to market the Company may deliver pursuant to any Subject Exchange Transaction provided that the Company has complied with clause (x) and (y) of such clause (iii).

Section 3.9                                   Further Action.  The Company agrees that it will, upon request, execute and deliver any additional documents reasonably requested by the Undersigned to complete the Transactions.

ARTICLE IV
CLOSING CONDITIONS & NOTIFICATION

Section 4.1 Conditions to Obligations of the Undersigned, each Holder and the Company.  The obligations of the Undersigned to cause each Holder to deliver the Exchanged Notes and of the Company to deliver the Holder New Notes, the Holder Cash Payment and the Holder New Shares are subject to the satisfaction at or prior to the Closing of the condition precedent that (a) the representations and warranties of the Undersigned, the Holders and the Company contained in Articles II and III, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing and unless notice is given pursuant to Section 4.2 below, each of the representations and warranties contained therein shall be deemed to have been reaffirmed and confirmed as of the Closing Date and (b) solely as to the obligations of the Undersigned, the Third Supplemental Indenture shall have been duly executed and delivered by the Company and the Trustee.

Section 4.2 Notification.  The Undersigned hereby covenants and agrees to promptly notify the Company and SunTrust upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article II to be false or incorrect in any material respect.  The Company hereby covenants and agrees to notify the Undersigned, the Holders and SunTrust upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant contained in Article III to be false or incorrect in any material respect.

ARTICLE V
MISCELLANEOUS

Section 5.1 Entire Agreement.  This Agreement and any documents and agreements executed in connection with the Transactions embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or Affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 5.2 Construction.  References in the singular shall include the plural, and vice versa, unless the context otherwise requires.  References in the masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires. Headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meanings of the provisions hereof. Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 5.3 Governing Law; Waiver of Jury Trial.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules that would result in the application of the laws of another jurisdiction.  Each of the Company and the Undersigned, on behalf of itself and on behalf of each Holder, irrevocably waives any and all right to trial by jury with respect to any legal proceeding arising out of the Transactions contemplated by this Agreement.

Section 5.4 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereon delivered by facsimile or any standard form of telecommunication or e-mail shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 5.5 Third Party Beneficiaries.  This Agreement is also intended for the immediate benefit of SunTrust.  SunTrust may rely on the provisions of this Agreement, including, but not limited to, the respective covenants, representations and warranties of the Undersigned, each Holder and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ASSERTIO THERAPEUTICS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

CONVERTIBLE NOTES EXCHANGE AGREEMENT

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

“UNDERSIGNED”:

(in its capacities described in the first paragraph hereof)

By:
Name:
Title:

SIGNATURE PAGE TO

CONVERTIBLE NOTES EXCHANGE AGREEMENT

EXHIBIT A

Holders

Holder Name and Address*	Exchanged Notes (principal amount of Outstanding Notes to be exchanged for New Notes)	Holder New Notes (principal amount of New Notes to be issued in exchange for Exchanged Notes)

Holder Cash
Payment
(cash payment
payable in
exchange for
Exchanged Notes
of $150 per
$1,000 of
Exchanged Notes
plus accrued but
unpaid interest on
the Exchanged
Notes to but not
including the
Closing Date)

Holder New Shares Value (number of shares of Common Stock to be issued in exchange for Exchanged Notes will equal the dollar value set forth below divided by the Reference Price)

* Address to be provided no later than the date of settlement.

EXHIBIT B

THIRD SUPPLEMENTAL INDENTURE

EXHIBIT C

Holder Information

(Complete the Following Form for Holder)

Legal Name of Holder:

Aggregate principal amount of Exchanged Notes exchanged (must be a multiple of $1,000):	$ ,000

Exchanging Holder’s Address:

Telephone:
Country (and, if applicable, State) of Residence:
Taxpayer Identification Number:

Account for Outstanding Notes	Account for Holder New Shares and Holder New Notes	Wire Instructions for Holder Cash Payment

DTC Participant Number:	DTC Participant Number:	Bank Routing #:

DTC Participant Name:	DTC Participant Name:	SWIFT Code:

DTC Participant Phone Number:	DTC Participant Phone Number:	Bank Address:

DTC Participant Contact Email:	DTC Participant Contact Email:

Account Number:
Account # at DTC Participant:

Account Name:

C-1